Exhibit 99.1

TE Connectivity Announces Pricing of $350 Million Floating Rate Senior Notes Offering

SCHAFFHAUSEN, Switzerland, Nov. 28, 2018 – TE Connectivity Ltd. (NYSE: TEL) (“TE Connectivity”) today announced that its wholly-owned subsidiary, Tyco Electronics Group S.A. (“TEGSA”), has priced an offering of $350 million aggregate principal amount of its floating rate senior notes due 2020.

The offer is being made pursuant to an effective registration statement filed by TE Connectivity and TEGSA on July 29, 2016, which includes a prospectus, and a prospectus supplement dated November 28, 2018.

The $350 million floating rate senior notes due 2020 will be issued at par and will bear interest at a rate of three-month LIBOR plus 45 basis points per year, payable quarterly.

TE Connectivity intends to use the net proceeds of this offering for general corporate purposes.

BNP Paribas Securities Corp., Deutsche Bank Securities Inc., and J.P. Morgan Securities LLC, are joint book-running managers for this offering, which is expected to close on December 5, 2018.

A copy of the base prospectus in the registration statement or the prospectus supplement for the offering can be obtained from the Securities and Exchange Commission’s website at www.sec.gov, or from BNP Paribas Securities Corp., 787 Seventh Avenue, New York, NY 10019, Attention: Syndicate Desk, or by calling toll free 1-800-854-5674, or from Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005, by calling toll free 1-800-503-4611, or by emailing prospectus.CPDG@db.com, or from J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk, 3rd Floor, or by calling collect 1-212-834-4533.

This announcement does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive and data and devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation.  More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 28, 2018 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

ABOUT TE CONNECTIVITY

TE Connectivity Ltd. is a $14 billion global technology and manufacturing leader creating a safer, sustainable, productive, and connected future. For more than 75 years, our connectivity and sensor solutions, proven in the harshest environments, have enabled advancements in transportation, industrial applications, medical technology, energy, data communications, and the home. With 80,000 employees, including more than 8,000 engineers, working alongside customers in approximately 140 countries, TE ensures that EVERY CONNECTION COUNTS.

Contacts:	Media Relations:
B.J. Talley
TE Connectivity
610-893-9553
bj.talley@te.com

Investor Relations:
Sujal Shah
TE Connectivity
610-893-9790
sujal.shah@te.com